EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into effective as of October 22, 2018 (the “Effective Date”) between 5Leaf, LLC., a California limited liability company (the “Company”), and John A. MacKay (“Executive”).  In consideration of the mutual covenants herein contained and the continued employment of Executive by Company, the parties agree as follows:

1.Duties and Scope of Employment.

(a)Positions and Duties.  As of the Effective Date, Executive will serve as President of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive’s position within the Company, as shall reasonably be assigned to him by the Company’s Board of Managers (the “Board”).

(b)Obligations.  During the Term (as defined below), Executive will perform such duties faithfully and to the best of his ability in accordance with all Company rules and policies.  Executive will devote at least 40% of his business efforts and time to the Company.

2.Term.  This Agreement shall be effective during the period commencing on the Effective Date and terminating on December 31, 2018 (the “Term”); The Term of this agreement shall be automatically extended until such time as the Company and Executive enter into a new employment agreement as mutually agreed upon by the parties. This Agreement can be terminated by either party giving written notice at least 60 days in advance of termination date.

3.Confidentiality, Invention Assignment and Noncompetition Agreement.  Upon execution of this Agreement, Executive agrees to enter into the Confidentiality, Invention Assignment and Noncompetition Agreement that will be drafted by the Company and mutually agreed upon at the time of the new employment agreement set forth in 2. Above is executed (the “Confidentiality Agreement”).

4.At-Will Employment.  Notwithstanding anything to the contrary in this Agreement, the Company and Executive agree that Executive’s employment with the Company is and shall continue to be at-will and may be terminated by either party at any time with or without Cause (as defined below) or notice.  Any representation to the contrary is unauthorized and not valid unless in writing and signed by the Company. Nothing in this Agreement shall change the at-will nature of Executive’s employment with the Company, as set forth in the Confidentiality Agreement.  Neither Executive’s job performance nor promotions, bonuses or the like give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of such employment relationship. If Executive’s employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than (a) as provided by this Agreement or (b) as may otherwise be established under the Company’s then existing employee benefit plans or policies at the time of termination.

5.Compensation and Benefits.

(a)Base Salary.  During the Term, the Company shall pay Executive as compensation for services rendered under this Agreement, a base salary of $10,000 per month (the “Base Salary”), which will be paid in accordance with the Company’s then prevailing payroll practices and be subject to required tax withholding.  The Base Salary shall be in such amounts as determined by the Board, in accordance with the Company’s compensation practices. Should the Company not be in a financial position to pay the Base Salary in cash, the salaries shall accrue until such time the Company can pay the amounts owed.

(b)Bonus. Executive may be eligible for a bonus of a certain targeted amount (the “Bonus”), based on achievement of certain bonus objectives specific to Executive’s role that have been mutually agreed by Executive and the Company, as determined in the discretion of the Board. The Bonus shall be paid in accordance with the bonus policies and procedures determined by the Board at the time of establishing the bonus objectives; provided that to be eligible to receive a Bonus, Executive (i) must be employed by the Company at the date on which such Bonus is paid by the Company and (ii) must not have materially breached this Agreement at any time during the period on which such Bonus is based and continuing until the time of payment of such Bonus.

(c)Membership Interests.  The Company will issue to Employee membership interests representing 3% ownership in the Company whereby 1% will vest at the end of the first year, 1% will vest at the end of the second year and 1% will vest at the end of the third year; provided that to be eligible to receive the interest in ownership, Executive (i) must be employed by the Company at the date on which such interest is vested and (ii) must not have materially breached this Agreement at any time during the period on which such interest is vested and continuing until the time of notice of such vesting.

(d)Expenses. The Company will reimburse Executive for business-related expenses which are approved by the Board and are actually incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder.  All expense reimbursement shall be paid in accordance with the Company’s expense reimbursement policy and prevailing payroll practice as in effect from time to time.

6.Definitions.  For purposes of this Agreement:

(a)“Cause” means (A) Executive’s failure to perform his or her assigned duties or responsibilities as Executive (other than a failure resulting from the Executive’s Disability (as defined below)) 30 days after notice thereof from the Company describing Executive’s failure to perform such duties or responsibilities in reasonable detail; (B) Executive engaging in any act of dishonesty, fraud or misrepresentation that was or is injurious to the Company or its affiliates; (C) Executive’s violation of any federal or state law or regulation applicable to the business of the Company or its affiliates that was or is injurious to the Company or its affiliates; (D) Executive’s failure to cure any breach of any confidentiality agreement or invention assignment agreement between Executive and the Company (or any affiliate of the Company) within 30 days after notice thereof from the Company describing such breach in reasonable detail; or (E) Executive being convicted of, or entering a plea of nolo contendere to, any felony or committing any act of moral turpitude.

(b)“Disability” means a determination by an independent medical doctor (selected by the Company and consented to by Executive or his legal representative, which consent will not be unreasonably withheld), after consultation with Executive’s physician and an examination of Executive, that Executive has for sixty (60) consecutive days been disabled in a manner which renders him substantially unable to perform his responsibilities as an executive of the Company.

7.Miscellaneous Provisions.

(a)Assignment.  Neither party shall assign or transfer this Agreement without the prior written consent of the other party; provided that the Company may assign or transfer this Agreement to any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business or assets and such successor shall assume the Company’s obligations hereunder and agree in writing to perform such obligations.  Notwithstanding the foregoing, the terms of this Agreement shall inure to the benefit of, and be enforceable by, the representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and permitted assigns, as applicable, of each party.

(b)Notices.  Notices and all other communications given under this Agreement shall be in writing (including by electronic means) and shall be deemed to have been duly given on the earlier to occur of (i) receipt, (ii) personal delivery, (iii) when sent by facsimile or electronic mail (with evidence of transmission by the transmitting device), (iv) one day after being sent with a commercial overnight service or (v) four days after deposit with U.S. registered or certified mail, return receipt requested and postage prepaid.  In the case of Executive, notices shall be sent to the primary residence, facsimile and email address of Executive on file with the Company or such other address or number communicated to the Company in writing.  In the case of the Company, notices shall be sent to its headquarters and principal facsimile and email address or such other address or number communicated to Executive in writing.

(c)Amendment; Waiver.  No provision of this Agreement may be waived, altered, or modified unless in writing and signed by Executive and by an authorized officer of the Company (other than Executive).  No waiver by either party of any provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of a future waiver of the same provision.

(d)Entire Agreement.  This Agreement, together with all exhibits hereto, represents the entire agreement and understanding between the parties as to the subject matter hereto and thereto and supersedes all prior or contemporaneous agreements, whether written or oral, with respect to the subject matter hereto and thereto.

(e)Taxes.  All forms of compensation referred to in this Agreement will be paid subject to applicable withholding and payroll taxes.

(f)Governing Law.  This Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.

(g)Survival. Notwithstanding anything to the contrary in this Agreement, Sections 3 and 7 shall survive termination of this Agreement.

(h)Acknowledgment.  Executive has had the opportunity to consult independent legal counsel, has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement without duress or undue influence.

(i)Severability.  In the event any provision of this Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

(j)Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the dates set forth below effective as of the Effective Date.

“COMPANY”

5LEAF, LLC

By: ____________________________________

Name:

Title:

Date:

“EXECUTIVE”

By:

Name: John A. MacKay

Date: